Exhibit 10.5

GRANDPARENTS.COM, INC.

September 15, 2016

Steve Leber

555 Park Avenue

New York, NY 10065

Re:	Executive Employment Agreement dated June 25, 2014 (the “Agreement”) between Grandparents.com, Inc. and you

Dear Steve:

This will serve as an amendment to the Agreement. Any capitalized term used in this letter which is not otherwise defined herein shall have the meaning ascribed to it in the Agreement. This letter amends the terms of the Agreement and your employment thereunder as follows:

1.                  Office and Position. Following the issuance of the Company’s Series D Preferred Stock, the Company may change your office and position from “Chief Executive Officer” to “Vice Chairman.” Upon any such change, your efforts, ability and attention to the business of the Company shall be primarily focused on group sales of insurance, your work schedule shall be reduced from a full-time basis to a majority basis and your annual Base Salary shall be adjusted to $250,000.

2.                  Term. The term of your employment shall be modified to end on August 31, 2019, without any renewal options or periods.

3.                  Capital Investment Fee. Section 4(b) of the Agreement is hereby terminated and no payment is or shall be due from the Company thereunder.

4.                  Severance. In addition to the events described in the introductory clause at the beginning of Section 7(b) of the Agreement, Section 7(b) shall also apply and govern if the Executive’s employment is terminated by the Company without Cause. If the severance payment for one year's Base Salary becomes due under clause (ii) of Section 7(b), such payment shall be payable in 12 equal monthly installments in accordance with the Company's regular payroll practices following the date of termination. Additionally, clause (vii) of Section 7(b) is hereby terminated.

5.                  Ratification. Except as amended herein, all other terms of the Agreement shall remain in full force and effect.

Please indicate your acceptance of the terms of this letter amendment to the Agreement by signing where indicated below and returning a copy to me.

Sincerely,

GRANDPARENTS.COM, INC.

By:	/s/ Lee Lazarus
Lee Lazarus, Chief Operating Officer

Accepted and Agreed

/s/ Steve Leber

Steve Leber

[Signature Page to Employment Agreement Letter Amendment for Steve Leber]